Exhibit 32.2

WRITTEN STATEMENT OF THE CHIEF FINANCIAL OFFICER

PURSUANT TO 18 U.S.C. 1350

Solely for the purposes of complying with 18 U.S.C. 1350, I, the undersigned Chief Financial Officer of Liquidmetal Technologies (the “Company”), hereby certifies, based on my knowledge, that the Quarterly Report on Form 10-Q/A (Amendment No. 1) of the Company for the quarter ended June 30, 2004, (the “Report”) fully complies with the requirements of Section 13 (a) of the Securities Exchange Act of 1934 and that information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Young Ham
Young Ham, Chief Financial Officer
July 20, 2006

37